Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2019 relating to the financial statements of Kura Sushi USA, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended August 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 7, 2021